GOLDEN EAGLE INTERNATIONAL, INC.

SERIES A CONVERTIBLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

        THE SERIES A STOCK BEING OFFERED BY GOLDEN EAGLE INTERNATIONAL, INC. HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SERIES A STOCK ACT OF 1933 OR APPLICABLE STATE BLUE SKY OR SECURITIES LAWS AND ARE OFFERED UNDER AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

        NOTE: By considering an investment in Golden Eagle International, Inc., as described herein, you are representing, and by executing this Subscription Agreement, you represent and warrant, that you are an “accredited investor” as that term is defined in Section 2(a)(15) of the Federal Securities Act of 1933 (the “1933 Act”) and Rule 215 thereunder, and in Rule 501(a) of Regulation D under the 1933 Act, and you are further representing that you are not a “U.S. Person” as that term is defined in SEC Regulation S.

        This Subscription Agreement (“Subscription Agreement” or “Agreement”) is for the completion of an offering of securities (the “Offering”) by Golden Eagle International, Inc. (the “Company”) to Polion do Brasil, S.A. (Polion do Brasil or Polion), pursuant to Sections 4(2) and 4(6) of the 1933 Act and Rule 506 of Regulation D thereunder, as well as pursuant to Regulation S under the 1933 Act. The following summarizes the Offering to the Investor:

•	Offering: 3,500,000 shares of Series A Convertible Preferred Stock for a price of $1.00 per share, of which $100,000 will be invested on the date that this Agreement is executed, and not less than $350,000 per month will be invested on or before the first day of each month hereafter (commencing March 1, 2005), with a grace period of fifteen (15) days thereafter.

•	Series A Stock: Each share of the Company’s Series A Convertible Preferred Stock (“Series A Stock”), is convertible into the Company’s Common Stock in accordance with the provisions contained in the Certificate of Designation of Preferences and Rights of the Series A Stock (“Designation”). The Series A Stock has significant transferability restrictions imposed by SEC Rule 144.

•	Penalties for Failure to Invest: If Polion do Brasil fails to make any investment required under the paragraph entitled “Offering” above and after thirty days prior written notice to Polion by facsimile or other appropriate method:

•	Polion do Brasil will lose the right to make any further investment;

•	The conversion terms for the Series A Stock will be changed to a minimum of $0.25 per share (if Polion has invested less than $1,000,000 in the aggregate); $0.20 per share (if Polion has invested more than $1,000,000 but less than $2,000,000); and $0.15 per share (if Polion has invested more than $2,000,000 but less than the full $3,500,000.

•	Total offering: $3,500,000 maximum (there is no minimum total investment). The Company may use all funds as they are invested, regardless of whether the Company has sufficient funds to pursue its proposed operations (as described in the Company’s reports filed under the Series A Stock Exchange Act of 1934 (the “1934 Act Reports”).

•	Use of Proceeds: The entire Offering proceeds will be used for working capital and general corporate expenses as the funds from the Offering are received. Because there is no minimum offering, there is no assurance that the Company will receive a sufficient amount of funds to commence or complete its contemplated business operations.

        This Subscription Agreement is offered for the purpose of Polion considering the purchase of a minimum investment in the Offering as described above. If after reviewing this Subscription Agreement and other relevant documents with your legal, financial, tax and investment advisors as you deem appropriate you elect to purchase Securities, please complete the following:

        By executing this Agreement and returning it to the Company, you further agree that your investment is being made entirely on the terms and conditions stated herein and in the documents attached hereto. You understand that this Subscription Agreement is not binding until the Company accepts it in writing.

Caveat: Certain statements contained herein and included in other documents which have been given to you (including the Company’s reports filed pursuant to the requirements of the 1934 Act) using the terms “may,” “expects to” and other terms denoting future possibilities, are forward-looking statements. We cannot guarantee the accuracy of these statements as they are subject to a variety of risks, which are beyond our ability to predict or control. These risks may cause actual results to differ materially from the projections or estimates given to you. These risks include, but are not limited to, the possibility that the described operations or other activities will not be completed on economic terms, if at all. Our contemplated operations are attendant with high risk. There can be no assurance that we will succeed in operating our contemplated business, and it is important that each person considering and investment pursuant to this Subscription Agreement understands the significant risks, which accompany the proposed conduct of our future operations.

        In connection with your proposed purchase of the Series A Stock, you further represent as follows:

1.	You understand that an investment in the Series A Stock is one of significant risk, and there can be no assurance that the Series A Stock or the common stock into which it is convertible will ever be valuable. The risks associated with an investment of the Series A Stock are set forth in the Company’s 1934 Act Reports. By signing this Subscription Agreement, you represent and warrant to the Company that you are familiar with, and are willing to accept, such risks.

2.	You acknowledge that you may lose your entire investment in the Series A Stock. You hereby represent that an investment in the Series A Stock is a suitable investment for you, taking into consideration the restrictions on transferability and the other considerations affecting the Series A Stock and the Company as described herein, and in the documents included with this Subscription Agreement and in the investigation that you have made.

3.	You will acquire the Series A Stock for your own account and not on behalf of any other person or entity. You will acquire the Series A Stock for investment purposes and not for resale or distribution to any other person.

4.	You are not aware of the payment of any commission or other remuneration to any person in connection with the execution of this transaction or the purchase of the Series A Stock.

5.	We have provided you with access to the Company’s 1934 Act Documents, disclosure on the Company’s website, information regarding the Geiger litigation, press releases, and updated information. You are aware that, unless the Company is able to raise a substantial amount of money (which is the purpose of this Offering), the Company may not be able to continue in business. Currently the Company is not able to pay its debts as they have become due, and a significant portion of the proceeds of the first investment under this Offering will be to pay past due liabilities. We have given you the opportunity to ask questions of and to receive answers from us about the terms and conditions of this Offering, and we also have given you the opportunity to obtain any additional information regarding the Company, which we possess or can acquire without unreasonable effort or expense including (without limitation) all minutes of meetings of our Board of Directors or committees, and other relevant documents you have requested. We have also given you the opportunity to speak with our independent auditors, and you have done so to the extent you have deemed it to be necessary or appropriate. In addition, you have made such other financial or other inquiry as you have deemed necessary or appropriate in the conduct of your due diligence investigation. You have not relied on due diligence of any other party in connection herewith.

6.	You acknowledge and understand, however, that we have not authorized any person to make any statements on our behalf, which would in any way contradict any of the information that we have provided to you in writing, including the information set forth in this Subscription Agreement or in the 1934 Act Documents. You further represent to the Company that you have not relied upon any such representations regarding the Company, its business or financial condition or this transaction in making any decision to acquire the Series A Stock. If you become aware of conflicting information, you will discuss this with us.

7.	Your present financial condition is such that it is unlikely that it would be necessary for you to dispose of the Series A Stock in the foreseeable future. You further understand and agree that:

a.	Neither the Series A Stock nor the shares of common stock issuable upon conversion of the Series A Stock have been registered under the Series A Stock Act of 1933 or any state or foreign securities laws and, consequently are and will continue to be restricted securities within the meaning of Rule 144 promulgated under the 1933 Act and applicable state statutes;

b.	You cannot resell the Series A Stock or the shares of common stock issuable upon conversion of the Series A Stock unless they are registered under the 1933 Act and any applicable state securities laws or unless an exemption from the registration requirements is available;

c.	As a result, you must bear the economic risks of the investment in the Series A Stock and the shares of common stock issuable upon conversion of the Series A Stock for an indefinite period of time;

d.	The Company is the only person that may register the Series A Stock or the shares of common stock issuable upon conversion of the Series A Stock under the 1933 Act and state securities statutes, and we have not made any representations to you regarding any possible future registration of the Series A Stock or compliance some exemption under the 1933 Act;

e.	You will not sell or attempt to sell the Series A Stock or the shares of common stock issuable upon conversion of the Series A Stock without registration under the 1933 Act and any applicable state securities laws, unless exemptions from such registration requirements are available and the undersigned has satisfied the Company that an exemption is available for such sale;

f.	The Company has the right to issue instructions to its transfer agent to bar the transfer of any of the certificates representing the Series A Stock and the shares of common stock issuable upon conversion of the Series A Stock except in accordance with the 1933 Act; and

g.	You consent to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Series A Stock and any certificates issued in replacement or exchange therefor, as well as any certificates issued representing the shares of common stock issuable upon conversion of the Series A Stock.

8.	You have reviewed this Subscription Agreement and all information you have obtained regarding the Company, its proposed business, assets, management, financial condition, capitalization and share ownership and plan of operations with your legal, financial, tax and investment advisors to the extent that you have determined that it is appropriate or necessary for you to do so prior to committing to make an investment herein. Your review has included (without limitation) the following documents attached hereto:

a.	The Company’s articles of incorporation, including amendments thereto, and bylaws;

b.	The Designation;

c.	Minutes of meetings or Statements of Consents of the Company’s Board of Directors;

d.	The Company’s 1934 Act Documents; and

e.	Such other documents as you or your advisors have determined appropriate.

9.	You represent and warrant that you have received and reviewed a proposed use of proceeds for the funds you are investing in the Company.

10.	You represent and warrant that you are not a “U.S. Person” as that term is defined in Regulation S promulgated by the Securities and Exchange Commission.

11.	We may amend or modify this Agreement only in writing signed by both you and the Company. No evidence shall be admissible in any court concerning any alleged oral amendment hereof.

12.	This Agreement binds and inures to the benefit of our respective representatives, successors and permitted assigns.

13.	Each of us hereto agrees for ourselves and our successors and permitted assigns to execute any and all further instruments necessary for the fulfillment of the terms of this Agreement.

14.	You acknowledge that the Company is relying on the accuracy of the representations and warranties you are making in this Agreement, and you agree to indemnify the Company, and to hold us harmless from and against any and all liability that may result to us (including court costs and attorneys’ fees) as a result of any of your representations or warranties being materially inaccurate, incomplete or misleading.

15.	You acknowledge that you have reviewed the definition of the term “accredited investor” as set forth following you signature and you represent and warrant to us that you are an “accredited investor.”

16.	This Agreement is made under, shall be construed in accordance with and shall be governed by the laws of the State of Colorado.

17.	This Agreement is not effective unless and until it is accepted in writing by the Company, regardless whether the Company has received or deposited the subscription amount.

        IN WITNESS WHEREOF, subject to our acceptance, you have completed this Subscription Agreement and tendered payment as set forth above to evidence your commitment to purchase the Series A Stock on the terms, and with the representations and warranties set forth above.

March 10th, 2005	Polion do Brasil, S.A. By: /s/ Luis Barata —————————————— Luis Barata President

SUBSCRIPTION ACCEPTED AND RECEIPT OF CONSIDERATION ACKNOWLEDGED:

March 10th, 2005	GOLDEN EAGLE INTERNATIONAL, INC. By: /s/ Terry C. Turner —————————————— Terry C. Turner President

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